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                                   EXHIBIT 23



                       CONSENT OF MCGLADREY & PULLEN, LLP


We hereby consent to the incorporation in the Registration Statement on Form S-8 of our report, dated November 22,1999, except for Note 14 as to which the date is November 30, 1999, relating to the consolidated financial statements of Concorde Gaming Corporation and Subsidiaries, included in the Annual Report on Form 10-KSB for the year ended September 30, 1999.


                                   /s/ McGladrey & Pullen, LLP

Rapid City, South Dakota
December 22, 1999